UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 7, 2016 (June 30, 2016)

THE HERTZ CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-07541	13-1938568
(State of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

8501 Williams Road

Estero, Florida 33928

(Address of principal executive
offices, including zip code)

(239) 301-7000

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Completion of Spin-Off

On June 30, 2016, (the “Distribution Date”) former Hertz Global Holdings, Inc. (now Herc Holdings Inc. or “Herc Holdings”) completed a spin-off (the “Spin-Off”) of its car rental business through a dividend to its stockholders of all of the issued and outstanding common stock of Hertz Rental Car Holding Company, Inc. (“New Hertz”), which was re-named Hertz Global Holdings, Inc.

New Hertz filed a Registration Statement on Form 10 with the Securities and Exchange Commission describing the Spin-Off that was declared effective on June 6, 2016.

Separation and Distribution Agreement

On June 30, 2016, New Hertz and Herc Holdings entered into a separation and distribution agreement (the “Separation Agreement”). The Separation Agreement sets forth New Hertz’s agreements with Herc Holdings regarding the principal actions taken in connection with the Spin-Off. It also sets forth other agreements that govern aspects of New Hertz’s relationship with Herc Holdings following the Spin-Off.

Internal Reorganization and Related Financing Transactions

The Separation Agreement provides for the transfers of entities and assets and assumptions of liabilities necessary to complete the Spin-Off, including the series of internal reorganization transactions such that New Hertz holds the entities associated with former Hertz Global Holdings, Inc.’s global car rental business, including The Hertz Corporation (“THC”), and Herc Holdings holds the entities associated with former Hertz Global Holdings, Inc.’s global equipment rental business, including Herc Rentals Inc. (“Herc”).

Pursuant to the Separation Agreement, Herc made certain cash transfers in the total amount of approximately $2.0 billion to THC and its subsidiaries. New Hertz and THC expect to use the cash proceeds from these transfers to pay down a portion of THC’s corporate debt.

Legal Matters and Claims; Sharing of Certain Liabilities

Subject to any specified exceptions, each party to the Separation Agreement has assumed the liability for, and control of, all pending and threatened legal matters related to its own business, as well as assumed or retained liabilities, and will indemnify the other party for any liability arising out of or resulting from such assumed legal matters.

The Separation Agreement provides for certain liabilities to be shared by the parties. New Hertz and Herc Holdings are each responsible for a portion of these shared liabilities. The division of these shared liabilities are set forth in the Separation Agreement. New Hertz will generally be responsible for managing the settlement or other disposition of such shared liabilities.

Other Matters

In addition to those matters discussed above, the Separation Agreement, among other things, (i) governs the transfer of assets and liabilities generally, (ii) terminates all intercompany arrangements between New Hertz and Herc Holdings except for specified agreements and arrangements that will continue following the Spin-Off, (iii) contains further assurances, terms and conditions that require New Hertz and Herc Holdings to use commercially reasonable efforts to consummate the transactions contemplated by the Separation Agreement and the ancillary agreements, (iv) releases certain claims between the parties and their affiliates, successors and assigns, (v) contains mutual indemnification clauses and (vi) allocates expenses of the Spin-Off between the parties.

The foregoing description of the Separation Agreement is a summary and is qualified in its entirety by reference to the complete terms and conditions of the Separation Agreement, which is attached as Exhibit 2.1 to New Hertz’s Current Report on Form 8-K filed on July 7, 2016 and is incorporated by reference herein.

Transition Services Agreement

On June 30, 2016, New Hertz and Herc Holdings entered into a Transition Services Agreement (the “Transition Services Agreement”) pursuant to which New Hertz or its affiliates will provide Herc Holdings specified services on a transitional basis to help ensure an orderly transition following the Spin-Off, though New Hertz may request certain transition services to be performed by Herc Holdings. The services to be provided by New Hertz or its affiliates primarily include:

•                                          information technology and network and telecommunications systems support;

•                                          human resources, payroll and benefits;

•                                          accounting and finance;

•                                          treasury;

•                                          tax matters; and

•                                          administrative services.

The Transition Services Agreement generally provides for a term of up to two years following the Distribution Date. With certain exceptions, New Hertz and Herc Holdings have agreed to charge for the services rendered, the allocated costs associated with rendering these services, and may include a mark-up for certain services.

New Hertz has generally agreed to use commercially reasonable efforts to continue to provide to Herc Holdings the services that are the subject of the Transition Services Agreement at a relative level of service substantially similar to that provided in the twelve months preceding the Distribution Date. New Hertz and Herc Holdings have also generally agreed to use commercially reasonable efforts to end their respective needs for the transition services as soon as is reasonably possible.

The supplier of services under the Transition Services Agreement has generally agreed to indemnify the recipient of such services against all liabilities attributable to any third-party claims asserted against the recipient or its affiliates arising from or relating to the supplier’s provision of or failure to provide the services, to the extent arising from or related to the gross negligence, willful misconduct or fraud of the supplier. The recipient of services under the Transition Services Agreement has generally agreed to indemnify the supplier of such services against all liabilities attributable to any third-party claims asserted against the supplier or its affiliates arising from or relating to the supplier’s provision of or failure to provide the services, other than claims for which the supplier would have to indemnify the recipient pursuant to the preceding sentence.

The foregoing description of the Transition Services Agreement is a summary and is qualified in its entirety by reference to the complete terms and conditions of the Transition Services Agreement, which is attached as Exhibit 10.1 to New Hertz’s Current Report on Form 8-K filed on July 7, 2016 and is incorporated by reference herein.

Tax Matters Agreement

On June 30, 2016, New Hertz, THC, Herc Holdings and Herc entered into a Tax Matters Agreement (the “Tax Matters Agreement”) that governs the parties’ rights, responsibilities and obligations after the Spin-Off with respect to tax liabilities and benefits, tax attributes, tax contests and other tax matters regarding income taxes, other taxes and related tax returns. Among other matters, New Hertz will continue to have following the Spin-Off joint and several liability with Herc Holdings to the U.S. Internal Revenue Service and certain U.S. state tax authorities for

Herc Holdings’ U.S. federal income and state taxes for the taxable periods in which New Hertz was part of former Hertz Global Holdings, Inc.’s consolidated group. However, the Tax Matters Agreement specifies the portion of this liability for which New Hertz and Herc Holdings bear responsibility, and each party has agreed to indemnify the other against any amounts for which such other party is not responsible. The Tax Matters Agreement provides that New Hertz will generally assume liability for and indemnify Herc Holdings against all U.S. federal, state, local and foreign tax liabilities attributable to New Hertz’s assets or operations for all tax periods prior to the Spin-Off, while Herc Holdings will indemnify New Hertz against all U.S. federal, state, local and foreign tax liabilities attributable to Herc Holdings’ assets or operations for all tax periods prior to the Spin-Off.  Though valid as between the parties, the Tax Matters Agreement is not binding on the U.S. Internal Revenue Service or any state, local or foreign taxing authority.

The Tax Matters Agreement also provides special rules for allocating tax liabilities in the event that the Spin-Off, together with related transactions, is not tax-free. The Tax Matters Agreement provides for covenants that may restrict Herc Holdings’ ability to pursue strategic or other transactions that might otherwise maximize the value of its business and may discourage or delay a change of control that may be considered favorable.

The foregoing description of the Tax Matters Agreement is a summary and is qualified in its entirety by reference to the complete terms and conditions of the Tax Matters Agreement, which is attached as Exhibit 10.2 to New Hertz’s Current Report on Form 8-K filed on July 7, 2016 and is incorporated by reference herein.

Employee Matters Agreement

On June 30, 2016, New Hertz and Herc Holdings entered into an Employee Matters Agreement (the “Employee Matters Agreement”) to allocate liabilities and responsibilities relating to employment matters, employee compensation, benefit plans and programs and other related matters. The Employee Matters Agreement governs New Hertz’s and Herc Holdings’ obligations with respect to such matters for current and former employees of the car rental business and the equipment rental business.

Unless otherwise agreed to, the Employee Matters Agreement provides that Herc Holdings retains or assumes all employment, compensation and benefits liabilities relating to employees who are employed by Herc Holdings following the Spin-Off and former employees whose last employment was with the equipment rental business. Similarly, unless otherwise agreed to, the Employee Matters Agreement provides that New Hertz retains or assumes all employment, compensation and benefits liabilities relating to employees who are employed by New Hertz following the Spin-Off and former employees whose last employment was with the car rental business. The Employee Matters Agreement also addresses equity compensation matters, including the treatment of outstanding equity awards granted by former Hertz Global Holdings, Inc.

In general, the Employee Matters Agreement provides that Herc Holdings and New Hertz will credit each employee with his or her service with former Hertz Global Holdings, Inc. prior to the Spin-Off for all purposes under the benefit plans maintained or established by New Hertz and Herc Holdings as of the Spin-Off, so long as such crediting does not result in a duplication of benefits. Additionally, the Employee Matters Agreement provides that no employee will be considered to have terminated employment from his or her post-Spin-Off employer as a result of the Spin-Off or any associated employment transfer.

In addition to those matters discussed above, the Employee Matters Agreement, among other things, (i) establishes and determines participation in retirement and non-qualified deferred compensation plans of Herc Holdings and New Hertz after the Spin-Off, (ii) contains provisions requiring contributions by Herc Holdings for Herc Holdings employees participating in multiemployer plans and contributions by New Hertz for New Hertz employees participating in New Hertz multiemployer plans, (iii) establishes and determines the participation of active and former employees in the health and welfare plans of Herc Holdings and New Hertz after the Spin-Off, (iv) determines the responsibility of Herc Holdings and New Hertz to provide severance benefits to current and former employees after the Spin-Off, (v) determines the responsibility of Herc Holdings and New Hertz for the payment of incentive compensation after the Spin-Off and (vi) provides for Herc Holdings and New Hertz to retain or assume individual employment agreements with Herc Holdings and New Hertz employees, respectively, after the Spin-Off.

The foregoing description of the Employee Matters Agreement is a summary and is qualified in its entirety by reference to the complete terms and conditions of the Employee Matters Agreement, which is attached as Exhibit 10.3 to New Hertz’s Current Report on Form 8-K filed on July 7, 2016 and is incorporated by reference herein.

Intellectual Property Agreement

On June 30, 2016, THC, Hertz System, Inc. and Herc entered into an Intellectual Property Agreement (the “Intellectual Property Agreement”) that provides for ownership, licensing and other arrangements regarding the trademarks and related intellectual property that New Hertz and Herc Holdings use in conducting their respective businesses.

The Intellectual Property Agreement allocates ownership between New Hertz and Herc Holdings of all trademarks, domain names and certain copyrights that former Hertz Global Holdings, Inc. or its subsidiaries owned immediately prior to the Distribution Date. The Intellectual Property Agreement generally allocates to New Hertz the trademarks that primarily relate to or are primarily used in the global car rental business, including the Hertz, Dollar, Thrifty, Donlen and Firefly brand names, while Herc Holdings is allocated trademarks that primarily relate to or are primarily used in the global equipment rental business, but are not otherwise associated with the marks being allocated to New Hertz. The Intellectual Property Agreement allocates ownership of domain names between New Hertz and Herc Holdings in a similar manner and allocates ownership of certain copyrights associated with the Hertz brand to New Hertz.

The Intellectual Property Agreement provides that Herc Holdings will continue to have the right to use certain intellectual property associated with the Hertz brand for a period of four years on a no royalty basis. The Intellectual Property Agreement also provides that, for so long as Herc Holdings continues to use certain intellectual property associated with the Hertz brand, Herc Holdings will not directly or indirectly engage in the business of renting and leasing cars, subject to certain exceptions, including that Herc Holdings may continue to rent vehicles to the extent HERC has done so immediately prior to the Spin-Off.

The foregoing description of the Intellectual Property Agreement is a summary and is qualified in its entirety by reference to the complete terms and conditions of the Intellectual Property Agreement, which is attached as Exhibit 10.4 to New Hertz’s Current Report on Form 8-K filed on July 7, 2016 and is incorporated by reference herein.

THC Financing Arrangements

Senior Facilities

Overview

On June 30, 2016, THC, as parent borrower, entered into a credit agreement with Barclays Bank PLC, as administrative agent, collateral agent and swing line lender, Credit Agricole Corporate and Investment Bank, as syndication agent, Bank of America, N.A., Bank of Montreal, BNP Paribas, Citibank, N.A., Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A. and Royal Bank of Canada, as co-documentation agents, and the banks and other financial institutions party thereto from time to time, with respect to a new senior secured term facility (the “Senior Term Facility”) and a new senior secured revolving credit facility (the “Senior Revolving Facility” and, together with the Senior Term Facility, the “Senior Facilities”).  At THC’s option and subject to certain conditions, certain of THC’s domestic subsidiaries may also become party to the Senior Facilities from time to time, as subsidiary borrowers.  The Senior Term Facility consists of a $700 million term loan facility.  The Senior Revolving Facility consists of a $1,700 million revolving credit facility, with a portion of the Senior Revolving Facility available for the issuance of letters of credit and the issuance of swing line loans.  Subject to the satisfaction of certain conditions and limitations, the Senior Facilities allow for the addition of incremental term and/or revolving loan commitments and incremental term and/or revolving loans.  The full amount of the Senior Facilities was available on June 30, 2016 (the “Closing”).  At Closing, THC utilized approximately $700 million of borrowings under the Senior Term Facility to refinance certain existing indebtedness.  No borrowings were made at Closing under the Senior Revolving Facility.

Maturity; Prepayments

The Senior Term Facility will mature on June 30, 2023 and will amortize in equal quarterly installments equal to 1% per annum of the original principal amount of the term loans until the maturity date.  Voluntary prepayments of borrowings under the Senior Term Facility are permitted at any time, without premium or penalty, except that certain prepayments in connection with certain refinancing transactions within 6 months after the Closing will be subject to a prepayment premium of 1% of the principal amount prepaid. Subject to certain exceptions, the Senior Term Facility is subject to mandatory prepayment in an amount equal to the net cash proceeds of certain asset sales and certain insurance recovery and condemnation events.

The Senior Revolving Facility will mature on June 30, 2021.  If at any time the sum of the amount outstanding under the Senior Revolving Facility (including revolving loans, letters of credit outstanding and swing line loans thereunder) exceeds the total amount of lenders’ revolving commitments thereunder (or 105% of such amount in the case of excesses by reason of any change in exchange rates), prepayments of revolving loans will be required in an amount equal to such excess.

Guarantees; Collateral/Security

THC’s obligations under the Senior Facilities are guaranteed by its direct parent and each of its domestic subsidiaries, with certain exceptions, including special purpose securitization subsidiaries and captive insurance subsidiaries.  In addition, the Senior Facilities and the guarantees thereunder are secured by security interests in certain material assets of THC and the guarantors, including U.S. intellectual property, pledges of all the capital stock of all the material domestic subsidiaries of THC and the guarantors and up to 65% of the capital stock of each of their direct foreign subsidiaries, material domestic owned real property, receivables relating to rental of vehicles by the rental car business to customers and certain other assets and/or related rights, subject to certain exceptions, including assets securing certain fleet financings.  Also, subject to certain limitations and conditions, the Senior Facilities permit the incurrence of future secured debt on a basis either pari passu with or subordinated to the liens securing the Senior Facilities.

Interest

The interest rate applicable to the loans under the Senior Term Facility is based on a floating rate (subject to a LIBOR floor of 0.75%) that varies depending on THC’s consolidated total corporate leverage ratio.  The interest rates applicable to the loans under the Senior Revolving Facility are based on a floating rate that varies depending on THC’s consolidated total leverage ratio and corporate ratings.

Covenants

The Senior Facilities are subject to a number of covenants that, among other things, limit or restrict the ability of THC and the guarantors to dispose of assets, incur additional vehicle indebtedness, prepay subordinated indebtedness, make dividends, investments and other restricted payments, create liens, engage in mergers (in the case of THC and the subsidiary borrowers), engage in certain transactions with affiliates, and enter into certain restrictive agreements limiting the ability to pledge assets.

The foregoing descriptions of the Senior Facilities and the guarantee and collateral/security agreements thereunder are qualified in their entirety by reference to the complete terms and conditions of Senior Facilities and the guarantee and collateral/security agreements, which are attached as Exhibits 10.7 and 10.8 to New Hertz’s Current Report on Form 8-K filed on July 7, 2016 and are incorporated by reference herein.

Like-Kind Exchange Agreements

On June 30, 2016, THC, Hertz Vehicle Financing LLC, Hertz General Interest LLC, Hertz Car Sales LLC and Hertz Car Exchange Inc. entered into the (i) Fourth Amended and Restated Master Exchange Agreement with DB Services Americas, Inc. (the “Master Exchange Agreement”) and (ii) Fourth Amended and Restated Escrow Agreement with Deutsche Bank Trust Company Americas (the “Escrow Agreement”).  The Master Exchange Agreement provides for, among other provisions, the processes to exchange vehicles under THC’s Like-Kind Exchange Program (“LKE Program”) in order for taxes to be deferred on the sale of such vehicles pursuant to section 1031 of the Internal Revenue Code of 1986, as amended. The Escrow Agreement provides that, among other provisions, Deutsche Bank Trust Company Americas will act as escrow agent in connection with THC’s LKE Program.  Under the Escrow Agreement, Deutsche Bank Trust Company Americas is obligated to apply funds deposited in escrow through the sale of vehicles in a manner which serves to implement the LKE Program, including the requirements of the Master Exchange Agreement, unless otherwise required by the specific terms and conditions of the Escrow Agreement.

The foregoing descriptions of the Master Exchange Agreement and Escrow Agreement are qualified in their entirety by reference to the complete terms and conditions of  the Master Exchange Agreement and Escrow Agreement, which are attached as Exhibits 4.1 and 4.2 to New Hertz’s Current Report on Form 8-K filed on July 7, 2016 and are incorporated by reference herein.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

In connection with the Spin-Off, on June 30, 2016, THC, in each case as parent borrower, terminated (i) its existing credit agreement, dated as of March 11, 2011,  as amended, with Deutsche Bank AG New York Branch, as administrative agent and collateral agent, the banks and other financial institutions party thereto from time to time, Wells Fargo Bank, National Association, as syndication agent, and Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Credit Agricole Corporate and Investment Bank and JPMorgan Chase Bank, N.A., as co-documentation agents, governing THC’s existing senior secured term and synthetic letter of credit facility and (ii) its existing credit agreement, dated as of March 11, 2011, as amended, with Herc (former Hertz Equipment Rental Corporation), as borrower, Matthews Equipment Limited, Western Shut-Down (1995) Limited and Hertz Canada Equipment Rental Partnership, as Canadian borrowers, the banks and other financial institutions party thereto from time to time, Deutsche Bank AG New York Branch, as administrative agent and collateral agent, Deutsche Bank AG Canada Branch, as Canadian agent and Canadian collateral agent, Wells Fargo Bank, National Association, as co-collateral agent, Wells Fargo Capital Finance, LLC as syndication agent, and Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Credit Agricole Corporate and Investment Bank and JPMorgan Chase Bank, N.A., as co-documentation agents, governing THC’s existing senior secured asset-based revolving credit facility.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information included in Item 1.01 under “Completion of Spin-Off” is incorporated by reference herein.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information included in Item 1.01 under “THC Financing Arrangements” is incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(b)  Pro Forma Financial Information.

The unaudited pro forma condensed consolidated statement of operations for the years ended December 31, 2015, 2014, and 2013, unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2016, unaudited pro forma condensed consolidated balance sheet as of March 31, 2016, and the notes related thereto, are filed as Exhibit 99.1 to this report and incorporated by reference herein.

(d)  Exhibits. The following exhibits are filed as part of this report:

Exhibit	Description

2.1

Separation and Distribution Agreement, dated June 30, 2016, by and between Hertz Global Holdings, Inc. and Herc Holdings Inc. (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-37665), as filed on July 7, 2016).

4.1

Fourth Amended and Restated Master Exchange Agreement, dated as of June 30, 2016, among The Hertz Corporation, Hertz Vehicle Financing LLC, Hertz General Interest LLC, Hertz Car Sales LLC, Hertz Car Exchange Inc., and DB Services Americas, Inc. (Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-37665), as filed on July 7, 2016).

4.2

Fourth Amended and Restated Escrow Agreement, dated as of June 30, 2016, among The Hertz Corporation, Hertz Vehicle Financing LLC, Hertz General Interest LLC, Hertz Car Sales LLC, Hertz Car Exchange Inc., and Deutsche Bank Trust Company Americas. (Incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-37665), as filed on July 7, 2016).

10.1

Transition Services Agreement, dated June 30, 2016, by and between Hertz Global Holdings, Inc. and Herc Holdings Inc. (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-37665), as filed on July 7, 2016).

10.2

Tax Matters Agreement, dated June 30, 2016, by among Herc Holdings Inc., The Hertz Corporation, Herc Rentals Inc. and Hertz Global Holdings, Inc. (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-37665), as filed on July 7, 2016).

10.3

Employee Matters Agreement, dated June 30, 2016, by and between Hertz Global Holdings, Inc. and Herc Holdings Inc. (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-37665), as filed on July 7, 2016).

10.4

Intellectual Property Agreement, dated June 30, 2016, by among The Hertz Corporation, Hertz System, Inc. and Herc Rentals Inc. (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-37665), as filed on July 7, 2016).

10.5

Credit Agreement, dated as of June 30, 2016, among The Hertz Corporation, the subsidiary borrowers from time to time party thereto, the several banks and other financial institutions from time to time party thereto and Barclays Bank PLC, as administrative agent and collateral agent (Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-37665), as filed on July 7, 2016).

10.6

Guarantee and Collateral Agreement, dated as of June 30, 2016, made by Rental Car Intermediate Holdings, LLC, The Hertz Corporation and certain of its subsidiaries from time to time party thereto, in favor of Barclays Bank PLC, as collateral agent and administrative agent (Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-37665), as filed on July 7, 2016).

99.1	Pro Forma Financial Statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HERTZ CORPORATION
(Registrant)

By:	/s/ THOMAS C. KENNEDY
Name:	Thomas C. Kennedy
Title:	Senior Executive Vice President and Chief Financial Officer

Date:  July 7, 2016